                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)    SEPTEMBER 26, 2003
                                                         -----------------------

                               SSP SOLUTIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                   000-26227                 33-0757190
----------------------------          ---------                 ----------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

                 17861 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code            (949) 851-1085
                                                  ------------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Appointment of Director
-----------------------

         SSP Solutions, Inc. (the "Company") recently filled a vacancy on its board of directors. Effective September 29, 2003, David A. Janes accepted an appointment to SSP's board of directors and became a member of SSP's Audit Committee. As a result of this appointment, SSP's board of directors now consists of Marvin J. Winkler, Kris Shah, Gregg Amber, Joel K. Rubenstein, Ron
R. Goldie and Mr. Janes. SSP's Audit Committee now consists of Mr. Janes, Mr. Goldie and Mr. Rubenstein. SSP's Compensation Committee continues to consist of Mr. Amber, Mr. Goldie and Mr. Rubenstein.

         Mr. Janes has served as chairman and chief executive officer of Janes Capital Partners, an investment banking firm that specializes in mergers, acquisitions and personal equity investments in manufacturing companies, since forming that firm in 1997. Prior to that, Mr. Janes founded in 1977 and served as chief executive officer through July 1998 of California Manufacturing Enterprises, a company that manufactured a wide variety of industrial products through its seven subsidiaries. During the late 1990s, Mr. Janes divested his personal interest in five of the subsidiaries. He continues to serve as a principal investor and director of Intri-Plex Technologies U.S. and Intri-Plex Technologies Thailand, which companies manufacture critical mechanical components for computer disc drives and heat dissipating substrate for computer chips. Mr. Janes also serves a number of organizations in various capacities, including as Vice Chairman of the Orange County Council of Boy Scouts of America and as a member of the U.S. Naval Institute Foundation Board of Trustees and the Navy League of the U.S.

         Mr. Janes was commissioned an Ensign in the U.S. Naval Reserve in 1959 and maintained an active participation until he retired from the U.S. Naval Reserve in 1994 as a two star Admiral. Mr. Janes holds a B.S. degree in Economics from the University of Wisconsin and an M.S. degree in Finance from University of Wisconsin, Madison, Wisconsin. He has no previous business relationship with the Company.

Update Regarding Status of Nasdaq Listing
-----------------------------------------

         On September 9, 2003, the Company filed a Form 8-K for August 27, 2003 that included, among other things, a press release discussing the status of the Company's listing on The Nasdaq National Market. The press release indicated that the Company had until October 31, 2003 to regain compliance with independent director and audit committee composition requirements and to evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. On September 26, 2003, the Company received a letter from Nasdaq indicating that the Company has evidenced compliance with the minimum bid price requirement. In light of the appointment of Mr. Janes to the board of directors, the Company believes it is now in compliance with the independent director and audit committee composition requirements. However, the Company is awaiting confirmation from the Nasdaq Listing Qualifications Panel that the independent director and audit committee composition requirements are, in fact, satisfied.

2003 Annual Meeting of Stockholders
-----------------------------------

         The Company is preparing to hold its 2003 annual meeting of stockholders at 2:00 p.m. on November 21, 2003 at the Irvine Courtyard Marriott, 2701 Main Street, Irvine, California 92614. All holders of record of SSP Solutions, Inc. common stock outstanding as of the close of business on September 29, 2003 will be entitled to vote at the annual meeting.

         The proxy statement that the Company circulated to stockholders in connection with the Company's 2002 annual meeting disclosed deadlines for submission of stockholder proposals to be presented at the Company's 2003 annual meeting. Because the Company's board of directors has scheduled the Company's 2003 annual meeting for a date in 2003 that is more than thirty calendar days after the date in 2002 on which the Company held its 2002 annual meeting, the Company has extended the stockholder proposal deadlines.

         Proposals by stockholders that are intended for inclusion in the Company's proxy statement and proxy and to be presented at the Company's 2003 annual meeting must be delivered to, or mailed and received by, the Company's Secretary at the Company's headquarters by October 3, 2003 in order to be considered for inclusion in the Company's proxy materials. Those proposals may be included in the Company's proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

         For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received by, the Company's Secretary at the Company's headquarters not later than the close of business on October 3, 2003. If a stockholder fails to notify the Company of any such proposal prior to that date, the proposal may not be raised at the annual meeting.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c) EXHIBITS.

                  Exhibit
                  Number   Description
                  ------   -----------

                  3.1 Action With Respect to Bylaws of SSP Solutions, Inc. as of September 24, 2003

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 29, 2003        SSP SOLUTIONS, INC.

                                 By:  /s/ THOMAS E. SCHIFF
                                     -------------------------------------------
                                      Thomas E. Schiff, Chief Financial Officer